THIS AGREEMENT (this “Agreement”), dated December 6, 2011 is entered into by and between CARBONICS CAPITAL CORPORATION, a Delaware corporation (the “Company”), and YA GLOBAL INVESTMENTS, L.P. (the “Investor”).

WHEREAS:

A.
Reference is made to certain financing arrangements entered into by and between the Company and certain of its subsidiaries (collectively, the “Obligors”) and the Investor, evidenced by, among other things, the documents, instruments, and agreements listed on Exhibit B attached hereto and incorporated herein by reference (collectively, together with all other documents, instruments, and agreements executed in connection therewith or related thereto, the “Existing Financing Documents”).

B.
Reference is also made to the Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of August 17, 2010, between the Company and the Investor pursuant to which the Company has issued and the Investor has purchased certain convertible debentures.  All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Securities Purchase Agreement.

C.
The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, as provided herein, and the Investor shall purchase a $172,411 secured convertible debenture in the form attached hereto as “Exhibit A” (the “Third Convertible Debenture” and together with this Agreement, the Existing Financing Documents, and all other documents, instruments and agreements executed in connection therewith or related thereto, the “Financing Documents”), and which shall be convertible into Common Stock (as converted such shares of Common Stock, shall be Conversion Shares) and which shall be issued at a closing to take place on the date hereof (the “Third Closing”) for consideration consisting solely of the surrender of the three existing promissory notes issued by the Company to the Investor listed in Exhibit B (the “Promissory Notes”) with an outstanding balance as of the date hereof equal to $172,411.

D.	In order to induce the Company to issue and the Investor to purchase the Third Convertible Debenture, the parties desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Investor hereby agree as follows:

1.           Purchase and Sale of Third Convertible Debenture.

(a)       Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Investor agrees to purchase at the Third Closing and the Company agrees to sell and issue to the Investor at the Third Closing the Third Convertible Debenture.

(b)       The Third Closing shall take place on the date hereof, subject to notification of satisfaction of the conditions to the Third Closing set forth in this Agreement (or such other date as is mutually agreed to by the Company and the Investor).

(c)       Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, at the Third Closing, (i) the Investor shall return to the Company the existing Promissory Notes which have an aggregate outstanding principal and interest balance of $172,411 and shall be marked as cancelled and (ii) the Company shall deliver to the Investor the Third Convertible Debenture duly executed on behalf of the Company with a face amount of $172,411.

2.           Representations and Warranties of Investor.

(a)       The representations and warranties of the Investor set forth in Section 2 of the Securities Purchase Agreement are hereby incorporated by reference with such changes necessary to relate to this Agreement as if set forth in their entirety herein (the “Investor Representations and Warranties”).  For the avoidance of doubt, in the Investor Representations and Warranties references to “Securities” shall be deemed references to the Third Convertible Debenture and the shares of Common Stock issuable upon conversion thereof, references to “Conversion Shares” shall be deemed to reference the shares of Common Stock issuable upon conversion of the Third Convertible Debenture, and references to “Transaction Documents” shall be deemed to include a reference to this Agreement and the Third Convertible Debenture.

(b)       The Investor hereby represents and warrants that except as may otherwise be disclosed on a disclosure schedule attached hereto, the Investor Representations and Warranties are true and correct on the date hereof (except for Investor Representations and Warranties that speak as of a specific date).

3.           Representations and Warranties of the Company.

(a)       The representations and warranties of the Company set forth in Section 3 of the Securities Purchase Agreement are hereby incorporated by reference with such changes necessary to relate to this Agreement as if set forth in their entirety herein (the “Company Representations and Warranties”).  For the avoidance of doubt, in the Company Representations and Warranties references to “Securities” shall be deemed references to the Third Convertible Debenture, and the shares of Common Stock issuable upon conversion thereof, references to “Conversion Shares” shall be deemed to reference the shares of Common Stock issuable upon conversion of the Third Convertible Debenture, and references to “Transaction Documents” shall be deemed to include a reference to this Agreement and the Third Convertible Debenture.

(b)       The Company hereby represents and warrants that except as may otherwise be disclosed on a disclosure schedule attached hereto or as set forth in the SEC Documents, such Company Representations and Warranties are true and correct on the date hereof (except for Company Representations and Warranties that speak as of a specific date).

4.           Ratification of Financing Documents; Confirmation of Collateral; Cross-Default; Cross-Collateralization; Further Assurances.

(a)       The Company hereby ratifies, confirms, and reaffirms all and singular the terms and conditions of the Existing Financing Documents, and acknowledges and agrees that, subject to the terms and conditions of this Agreement, all terms and conditions of the Existing Financing Documents shall remain in full force and effect and the Company remains liable to the Investor for the payment and performance of all amounts due under the Existing Documents, without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b)       The Company hereby ratifies, confirms, and reaffirms that (i) the obligations secured by the Financing Documents include, without limitation, all amounts hereafter owed or due under the  Third Convertible Debenture and/or the Financing Documents (the “Obligations”), and any future modifications, amendments, substitutions, or renewals thereof, (ii) all collateral, whether now existing or hereafter acquired, granted to the Investor pursuant to the Financing Documents, or otherwise, shall secure all of the Obligations until the full, final, and indefeasible payment of the Obligations, and (iii) the occurrence of a default and/or event of default under any Financing Document shall constitute a default and an event of default under all of the Financing Documents, it being the express intent of the Company that all of the Obligations be fully cross-collateralized, cross-guaranteed, and cross-defaulted.

(c)       The Company has previously granted the Investor security interests in all of its assets, and to confirm the same the Company hereby grants the Investor a security interest in all of its assets, whether now existing or hereafter acquired, including, without limitation, all accounts, inventory, goods, equipment, software and computer programs, securities, investment property, financial assets, deposit accounts, chattel paper, electronic chattel paper, instruments, patents, patent applications, copyrights, trademarks, trademark applications, trade names, domain names, documents, letter-of-credit rights, health-care-insurance receivables, supporting obligations, notes secured by real estate, commercial tort claims, and general intangibles including payment intangibles, to secure the Obligations free and clear of all liens and encumbrances, except those in favor of the Investor.

(d)       The Company shall, from and after the execution of this Agreement, execute and deliver to the Investor whatever additional documents, instruments, and agreements that the Investor may require in order to correct any document deficiencies, or to vest or perfect the Financing Documents and the collateral granted therein more securely in the Investor and/or to otherwise give effect to the terms and conditions of this Agreement and/or any documents, instruments and agreement required in connection with, related to, or contemplated by this Agreement, and hereby irrevocably authorizes the Investor to file any financing statements (including financing statements with a generic description of the collateral such as “all assets”), and take any other normal and customary steps, the Investor deems necessary to perfect or evidence the Investor’s security interests and liens in any such collateral.

(e)       The Company acknowledges and agrees that this Agreement shall constitute an authenticated record as such term is defined in the Uniform Commercial Code.

(f)       The Company acknowledges and agrees that nothing contained in this Agreement, the  Third Convertible Debenture, or in any document, instrument or agreement required in connection with, related to or contemplated thereby shall be deemed to constitute (1) a waiver of any defaults or events of default now existing or hereafter arising, (2) an agreement to forbear by the Investor with respect to such defaults or events of default, or (3) an amendment, modification, extension or waiver of any of the terms of the Financing Documents or of any of the Investor’s rights and remedies thereunder.

(g)       The Parties acknowledge and agree that (i) the aggregate principal and interest outstanding under the Promissory Notes is as set out in Exhibit B, and (ii) at the Third Closing and upon the return of the Promissory Notes in exchange for the Third Convertible Debenture, the Promissory Notes shall no longer be deemed outstanding.  It is the intention of parties that all amounts outstanding under the Promissory Notes immediately prior to the Third Closing shall be reflected in the Third Convertible Debenture immediately after its issuance at the Third Closing.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of date first above written.

COMPANY:
CARBONICS CAPITAL CORPORATION

By:	/s/ Stephen Schoepfer
Name: Stephen J. Schoepfer
Title: Chief Financial Officer

INVESTOR:
YA GLOBAL INVESTMENTS, L.P.
By:	Yorkville Advisors, LLC
its Investment Manager

By:	/s/ Mark Angelo
Name: Mark Angelo
Title: Portfolio Manager

Disclosure Schedule

Exhibit A

Form of Third Convertible Debenture

See Exhibit 10.3

Exhibit B
(Financing Documents)

DEBENTURES

1.	Secured Convertible Debenture dated February 8, 2008 issued by the Company to the Investor in the original principal amount of $3,050,369 (Debenture No. CCP-4);

2.	Secured Convertible Debenture dated December 12, 2005 issued by the Company to the Investor in the original principal amount of $1,475,000 (Debenture No. CCP-3);

3.	Secured Convertible Debenture dated June 26, 2007 issued by the Company to the Investor in the original principal amount of $570,000 (Debenture No. GSHF-3-1);

4.	Secured Convertible Debenture dated June 30, 2009 issued by the Company to the Investor in the original principal amount of $4,000,000 (Debenture No. CICS-5);

5.	Secured Convertible Debenture dated August 17, 2010 issued by the Company to the Investor in the original principal amount of $650,000 (Debenture No. CICS-7);

6.	Secured Convertible Debenture dated May 26, 2011 issued by the Company to the Investor in the original principal amount of $120,000 (Debenture No. CICS-8);

7.	Secured Convertible Debenture dated November __, 2011 issued by the Company to the Investor in the original principal amount of $1,545,000 (Debenture No. CICS-9);

SECURITIES PURCHASE AGREEMENTS

8.	Securities Purchase Agreement dated as of August 17, 2010 entered into by and between the Company and the Investor;

SECURITY DOCUMENTS

9.	Security Agreement dated as of August 17, 2010 by and among the Company and each subsidiary or affiliate of the Company listed on Schedule 1 attached thereto, in favor of the Investor;

10.	Guaranty Agreement dated as of August 17, 2010 by and among each of the entities listed on Schedule 1 attached thereto, in favor of the Investor;

11.
Pledge and Escrow Agreement dated as of August 17, 2010 by and among by Four Sea-Sons LLC a Delaware limited liability company, Westport Energy, Acquisition, Inc., a Delaware corporation, the Company, and each subsidiary, direct and indirect, of the listed on Schedule I attached thereto or joined thereto in the future in favor of the Investor;

12.	Leasehold Deed of Trust and Security Agreement dated August 17, 2010 by an among the Company and Chicago Title Insurance Company, for the benefit of the Investor;

13.
Intercreditor and Subordination Agreement dated August 17, 2010 by and between the Investor, New Earthshell Corporation, and acknowledged and agreed to by the Company, Westport Acquisition, Inc., Westport Energy, LLC, and Four Sea-Sons LLC;

14.	Ratification and Amendment Agreement dated August 17, 2010 by and among the Investor and the parties listed on Schedule 1 attached thereto;

15.	Guaranty Agreement dated as of August 17, 2010 given by Viridis Capital LLC in favor of the Investor;

16.	Security Agreement dated as of August 17, 2010 given by Viridis Capital LLC in favor of the Investor;

17.	Subordination Agreement dated August 17, 2010 by and among the Investor, YA Corn Oil Systems, LLC, the Company and Greenshift Corporation;

PROMISSORY NOTES

1.
Promissory Note dated as of June 30, 2011 issued by the Company to the Investor in the original principal amount of $30,000.  As of December 6, 2011 accrued and unpaid interest outstanding under this Promissory Note is $1,315.

2.
Promissory Note dated as of August 25, 2011 issued by the Company to the Investor in the original principal amount of $88,000.  As of December 6, 2011 accrued and unpaid interest outstanding under this Promissory Note is $2,507.

3.
Promissory Note dated as of October 25, 2011 issued by the Company to the Investor in the original principal amount of $50,000.  As of December 6, 2011 accrued and unpaid interest outstanding under this Promissory Note is $589.